    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1994

                                                   REGISTRATION NO. 33-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                  ENRON CORP.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                          (State or other jurisdiction
                       of incorporation or organization)

                                  47-0255140
                    (I.R.S. Employer Identification Number)

                               REX R. ROGERS, ESQ.
                                  ENRON CORP.
                          ASSISTANT GENERAL COUNSEL
                   1400 SMITH STREET, HOUSTON, TEXAS 77002
                                 (713) 853-3069
              (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices and agent for service)

                 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

                 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

                 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in conjunction with dividend or interest reinvestment plans, please check the following box. [X]


                                 ______________


                        CALCULATION OF REGISTRATION FEE
================================================================================

  TITLE OF EACH CLASS OF          AMOUNT             PROPOSED              PROPOSED              AMOUNT OF
      SECURITIES TO BE             TO BE         MAXIMUM OFFERING      MAXIMUM AGGREGATE       REGISTRATION
         REGISTERED             REGISTERED       PRICE PER SHARE(1)    OFFERING PRICE (1)            FEE

 Common Stock, Par Value
 $.10                             955,640             $33.00              $31,536,120             $10,875

================================================================================

(1) Estimated, solely for the purpose of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices of such stock reported on the New York Stock Exchange Composite Transactions on January 31, 1994.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.    *
*  A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED   *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION.  THESE SECURITIES MAY     *
*  NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE    *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL NOT   *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************







                 SUBJECT TO COMPLETION, DATED FEBRUARY 4, 1994

PROSPECTUS

                                  ENRON CORP.

                         955,640 SHARES OF COMMON STOCK


                 This Prospectus relates to up to 955,640 shares (the "Shares") of Common Stock, par value $.10 per share ("Common Stock"), of Enron Corp. ("Enron").

                 The Shares are outstanding shares of Common Stock and are or may be owned by the Estate of Arthur B. Belfer (the "Belfer Estate" or the "Selling Stockholder"). See "Selling Stockholder". The Belfer Estate acquired or will acquire its Shares in a privately negotiated transaction with the Enron Corp. Savings Plan Trust (the "Trust") in exchange for shares of $10.50 Cumulative Second Preferred Convertible Stock ("Convertible Preferred Stock") of Enron owned by the Belfer Estate.

                 The Belfer Estate may offer the Shares from time to time for its own benefit. It is anticipated that the Belfer Estate will offer Shares for sale at prevailing prices on the New York Stock Exchange ("NYSE") or the Midwest or Pacific Stock Exchanges on the date of sale. See "Plan of Distribution". Enron will not receive any proceeds from the sale of Shares hereunder. See "Use of Proceeds".

                 Any broker-dealer effecting sales on behalf of the Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts given may be regarded as underwriting discounts under the Securities Act.

                 The Common Stock is traded on the NYSE, the Pacific Stock Exchange and the Midwest Stock Exchange. On February 1, 1994, the last sale price of the Common Stock as reported on the composite tape for issues listed on the NYSE was $33.875 per share.

                             _____________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             _____________________





                 THE DATE OF THIS PROSPECTUS IS        , 1994.

                 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ENRON OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

                 Enron is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the following Regional Offices of the Commission-Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Enron's Common Stock is listed on the NYSE and the Midwest and Pacific Stock Exchanges. Reports, proxy statements and other information concerning Enron can be inspected and copied at the respective offices of these exchanges at 20 Broad Street, New York, New York 10005; 120 South LaSalle Street, Chicago, Illinois 60603; and 301 Pine Street, San Francisco, California 94014.

                 This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Enron and the Common Stock. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The following documents filed with the Commission by Enron (File No. 1-3423) pursuant to the Exchange Act are incorporated herein by reference as of their respective dates:

                 (a) Annual Report on Form 10-K for the year ended December 31, 1992;

                 (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1993;

                 (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 1993;

                 (d) Quarterly Report on Form 10-Q for the quarter ended September 30,
                                   1993; and

                 (e) Current Reports on Form 8-K filed with the Commission on October 29, 1993, November 12, 1993, and February 4, 1994.

                 Each document filed by Enron pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                 Enron will provide without charge to each person to whom a copy of this Prospectus is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or telephone requests for such copies should be directed to Secretary Division, Enron Corp., at its principal executive offices, 1400 Smith Street, Houston, Texas 77002 (telephone: 713-853-6161).

                            BUSINESS OF ENRON CORP.

                 Enron, a Delaware corporation organized in 1930, is an integrated natural gas company headquartered in Houston, Texas. Essentially all of Enron's operations are conducted through its subsidiaries and affiliates which are principally engaged in the gathering, transportation and wholesale marketing of natural gas to markets throughout the United States and internationally through approximately 44,000 miles of natural gas pipelines; the exploration for and production of natural gas and crude oil in the United States and internationally; the production, purchase, transportation and worldwide marketing of natural gas liquids and refined petroleum products; the independent (i.e., non-utility) development, promotion, construction and operation of natural gas-fired power plants in the United States and internationally which use combined cycle and cogeneration technology to generate electricity and steam; and the purchasing and marketing of long-term natural gas commitments.

                 Natural Gas Pipelines. Enron and its subsidiaries and affiliates operate pipelines extending from Texas to the Canadian border, and across the southern United States from Florida to California. Included in Enron's natural gas operations are four major pipeline companies: Northern Natural Gas Company ("Northern"), Florida Gas Transmission Company ("Florida Gas") (indirectly 50% owned by Enron), Transwestern Pipeline Company ("Transwestern") and Houston Pipe Line Company ("Houston Pipe Line").
Northern, Florida Gas and Transwestern are interstate pipelines and are subject to the regulatory jurisdiction of the Federal Energy Regulatory Commission. Each pipeline serves customers in a specific geographical area: Northern, the upper Midwest; Florida Gas, the State of Florida; and Transwestern, principally the southern California market. At the intersection of these three interstate pipelines is Houston Pipe Line, located in Texas. Houston Pipe Line is an intrastate pipeline that serves the natural gas needs of a variety of industrial customers, utilities and natural gas companies. The Railroad Commission of Texas has jurisdiction over intrastate gas rates, operations and transactions in Texas.

                 Gas Services. Enron Gas Services Corp. and its affiliated companies ("EGS") purchase natural gas through both short-term and long-term gas contracts, other contractual arrangements, and production payment transactions, and market natural gas to local distribution companies, electric utilities, cogenerators and both commercial and industrial end-users. In connection with its physical natural gas transactions, EGS also provides price risk management services to these customers through both physical delivery and financial arrangements. EGS transports its gas utilizing the services of third-party pipeline companies and Enron affiliated pipelines.

                 Power. Enron, through its subsidiary companies, is involved in the independent (i.e., non utility) development, promotion, construction, acquisition and operation of natural gas-fired power plants which use combined cycle and cogeneration technology to generate electricity and steam. Enron/Dominion Cogen Corp., an operation owned 50% by an Enron subsidiary, owns the 340 megawatt Clear Lake facility in Pasadena, Texas and the 450 megawatt Texas City, Texas plant and is a partner in a 300 megawatt facility in Bayport, Texas. Enron also has a 50% ownership interest in Teesside Power Limited, a joint venture cogeneration company which owns a 1,875 megawatt independent power facility at ICI Chemicals & Polymers Limited's Wilton Works Plant in northeast England. The remaining 50% ownership interest is held by four of the twelve regional electric companies operating in England. In addition, Enron affiliated companies have developed diesel fired power plants for projects in developing countries, where the development, engineering design and construction are done on an accelerated basis in order to address severe power shortages. Enron subsidiaries have interests in power facilities in Guatemala and the Philippines with a total generating capacity of approximately 215 megawatts. Enron is currently evaluating potential power development projects in India, Turkey, Kuwait and Germany.

                 Oil and Gas Exploration and Production. Enron's natural gas and crude oil exploration and production operations are conducted through its subsidiary, Enron Oil & Gas Company ("Enron Oil & Gas"). Enron currently owns 80% of the outstanding common stock of Enron Oil & Gas. Enron Oil & Gas is one of the largest independent (non-integrated) oil and gas companies in the United States in terms of domestic proved reserves. Enron Oil & Gas is engaged in the exploration for, and development and production of, natural gas and crude oil reserves primarily in major producing basins in the United States and, to a lesser extent, in Canada and selected other international areas.

                 Liquid Fuels. Certain Enron subsidiaries are engaged in the extraction, purchase, transportation and wholesale marketing of natural gas liquids (propane, ethane, butane and natural gasoline). Liquid fuels operations also include the production and marketing of methyl tertiary butyl ether. Enron Liquids Pipeline, L.P., a Delaware limited partnership in which Enron owns an approximately 15% interest, among other things owns and operates an approximately 1,600 mile common carrier pipeline that transports natural gas liquids from the Midwest and Rocky Mountain producing areas to various midwestern markets.

                 Enron, a Delaware corporation, has its principal executive offices at 1400 Smith Street, Houston, Texas 77002, and its telephone number is 713-853-6161.

                                USE OF PROCEEDS

                 The Selling Stockholder will receive all of the net proceeds from the sale of the Shares owned by it. Enron will not receive any of the proceeds from the sale of the Shares offered hereby.

                              SELLING STOCKHOLDER

                 The Belfer Estate may own up to 955,640 shares of Common Stock. Robert A. Belfer, a director of Enron, is the executor and a beneficiary of the Belfer Estate. Pursuant to an agreement entered into in connection with the Belfer Estate's exchange of Convertible Preferred
Stock for Common Stock held by the Trust, Enron will pay all expenses in connection with the registration and sale of Shares, except any selling commissions or discounts or brokerage commissions allocable to sales of the Shares, fees and disbursements of counsel for the Selling Stockholder and any stock transfer taxes payable by reason of any such sale.

                              PLAN OF DISTRIBUTION

                 The Selling Stockholder may sell Shares from time to time in transactions (which may involve block transactions) on the NYSE or the Midwest or Pacific Stock Exchanges, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices; provided, that such transactions will not include an underwritten public offering. If Shares are sold through brokers, the Selling Stockholder may pay customary brokerage commissions and charges.

                 In connection with any sales, any broker-dealer participating in such sales may be deemed to be an "underwriter" within the meaning of the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealer, and if any such broker-dealer purchases

Shares as principal, any profits received on the resale of such Shares, may be deemed to be underwriting discounts and commissions under the Securities Act. The Belfer Estate is entitled under an agreement with Enron to indemnification by Enron against certain liabilities, including liabilities under the Securities Act. In addition, the Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of Shares against certain liabilities, including liabilities under the Securities Act.

                    DESCRIPTION OF ENRON CORP. CAPITAL STOCK


AUTHORIZED AND OUTSTANDING CAPITAL STOCK

                 At December 31, 1993, the authorized capital stock of Enron was 616,500,000 shares, consisting of:

                          (a) 1,500,000 shares of Preferred Stock, par value $100 per share (the "Preferred Stock"), of which no shares were outstanding;

                          (b) 5,000,000 shares of Second Preferred Stock, par value $1 per share (the "Second Preferred Stock"), of which 1,496,677 shares of $10.50 Cumulative Second Preferred Convertible Stock (the "Convertible Preferred Stock") were outstanding;

                          (c) 10,000,000 shares of Preference Stock, par value $1 per share (the "Preference Stock"), of which no shares were outstanding; and

                          (d) 600,000,000 shares of Common Stock, par value $.10 per share (the "Common Stock"), of which 249,095,312 shares were outstanding.

                 In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Enron is empowered, without approval of the stockholders, to cause the Preferred Stock, Second Preferred Stock and Preference Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. Among the specific matters that may be determined by the Board of Directors are: the annual rate of dividends; the redemption price, if any; the terms of a sinking or purchase fund, if any; the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of Enron; conversion rights, if any; and voting powers, if any, in addition to those described below. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the Restated Certificate of Incorporation of Enron, as amended (the "Restated Certificate of Incorporation") .

                 No holders of any class of Enron's capital stock are entitled to preemptive rights.

PREFERRED STOCK

                 The holders of the Preferred Stock, Second Preferred Stock and Preference Stock have no voting rights except as specifically required by statute and except for certain voting rights specifically provided in Enron's Restated Certificate of Incorporation and the Certificates of Designation creating the various series of such classes of stock. In general, a vote of at least two-thirds of a class, voting as a class, is required to effect (a) any change in the Restated Certificate of Incorporation or bylaws which affects adversely the voting powers, rights or preferences of such class (if only certain series are affected, separate votes by the series affected are required); (b) the authorization or creation of, or the increase in the authorized amount of, any stock of any class, or any security convertible into stock of any class, ranking prior to such class; (c) the voluntary dissolution, liquidation or winding up of the affairs of Enron, or the sale, lease or conveyance by Enron of all or substantially all of its property or assets; or
(d) the purchase or redemption of less than all of such class unless the full dividend on all such shares has been paid or declared and a sum sufficient for payment thereof set apart. In addition, the vote of a majority of a class, voting as a class, is required (i) to increase the authorized amount of such class, or the authorization or creation of or the increase in the authorized amount of, any stock of any class, or any security convertible into stock of any class, ranking on a parity with such class; or (ii) to approve mergers or consolidations, except under certain conditions. Further, the Restated Certificate of Incorporation of Enron provides that, in the event dividends payable on any such class shall be in default in an amount equivalent to six full quarterly dividends, then the holders of such class, voting separately as a class, shall be entitled to elect two directors of Enron until such time as such dividends shall have been paid or funds sufficient therefor deposited in trust.

                 The annual rate of dividends payable on shares of the Convertible Preferred Stock is $10.50 per share, payable quarterly on the first days of January, April, July and October. These dividend rights are superior to the dividend rights of the Common Stock.

                 The Convertible Preferred Stock is redeemable at the option of Enron at any time, in whole or in part, at a redemption price of $100.00 per share together with accrued dividends to the date of distribution or payment. Each share of Convertible Preferred Stock is convertible into 13.652 shares of Common Stock at any time at the option of the holder.

                 The amount payable on shares of the Convertible Preferred Stock in the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of Enron is $100.00 per share, together with accrued dividends.

COMMON STOCK

                 So long as any shares of Preferred Stock, Second Preferred Stock or Preference Stock shall be outstanding, no dividends, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of any Common Stock be purchased, redeemed or otherwise acquired for value by Enron, nor shall Enron permit any distribution to be made on any Common Stock or shares of Common Stock purchased, redeemed or otherwise acquired by any subsidiary, unless all dividends on the Preferred Stock, Second Preferred Stock and Preference Stock of all series for all past quarterly dividend periods and for the then current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless Enron shall not be in arrears with respect to any sinking fund requirement for any such shares. The foregoing provisions shall not, however, apply to a dividend payable in Common Stock, or the acquisition of shares of Common Stock in exchange for or through application of the proceeds of the sale of, shares of Common Stock.

                 Subject to the prior rights of the Preferred Stock, the Second Preferred Stock and the Preference Stock, the shares of Common Stock of Enron:
(a) are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor; (b) are entitled to one vote per share; (c) have no preemptive or conversion rights; (d) are not subject to, or entitled to the benefits of, any redemption or sinking fund provision; and (e) are entitled upon liquidation to receive the assets of Enron remaining after the payment of corporate debts and the satisfaction of the liquidation preferences of the Preferred Stock, Second Preferred Stock and Preference Stock.

CERTAIN OTHER PROVISION OF ENRON'S RESTATED CERTIFICATE OF INCORPORATION

                 The Restated Certificate of Incorporation of Enron limits the liability of directors of Enron (in their capacity as directors but not in their capacity as officers) to Enron or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of Enron will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Enron or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                 Enron's Restated Certificate of Incorporation contains a "fair price" provision which generally requires that certain mergers, business combinations and similar transactions with a "Related Person" (generally the beneficial owner of at least 10 percent of Enron's voting stock) be approved by the holders of at least 80 percent of Enron's voting stock, unless (a) the transaction is approved by at least 80 percent of the "Continuing Directors" of Enron, who constitute a majority of the entire board, (b) the transaction occurs more than five years after the last acquisition of Enron voting stock by the related person or (c) certain "fair price" and procedural requirements are satisfied. Enron's Restated Certificate of Incorporation defines "Business Transaction" as (a) any merger or consolidation involving Enron or a subsidiary of Enron, (b) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets either of Enron or of a subsidiary of Enron, (c) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of an entity to Enron or a subsidiary of Enron, (d) the issuance, sale, exchange, transfer or other disposition by Enron or a subsidiary of Enron of any securities of Enron or any subsidiary of Enron, (e) any recapitalization or reclassification of Enron's securities (including without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person, (f) any liquidation, spinoff, split off, split up or dissolution of Enron, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction. Continuing Director is defined to mean a director who either was a member of the Board of Directors of Enron prior to the time such Related Person became a Related Person or who subsequently became a director of Enron and whose election, or nomination for election by Enron's stockholders, was approved by a vote of at least eighty percent (80%) of the Continuing Directors then on the Board, either by a specific vote or by approval of the proxy statement issued by Enron on behalf of the Board of Directors in which such person is named as nominee for director, without an objection to such nomination; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person otherwise has an interest (except proportionately as a stockholder of Enron).

GENERAL

                 The foregoing statements are summaries of certain provisions contained in the Restated Certificate of Incorporation of Enron, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. They do not purport to be complete statements of all the terms and provisions of the Restated Certificate of Incorporation, and reference is hereby made to the Restated Certificate of Incorporation for full and complete statements of such terms and provisions, including the definitions of certain terms used herein. Whenever reference has been made to the Restated Certificate of Incorporation, such Restated Certificate of Incorporation shall be deemed to be incorporated in such statements as a part thereof and such statements are qualified in their entirety by such reference. The transfer agent and registrar of the Convertible Preferred Stock and the Common Stock is First Chicago Trust Company of New York.

                             VALIDITY OF SECURITIES

                 The validity of the Shares will be passed upon by James V. Derrick, Jr., Esq., Senior Vice President and General Counsel of Enron. Mr. Derrick owns no shares of Common Stock of Enron, and holds options to purchase 320,000 shares of Common Stock of Enron, 80,000 of which are presently exercisable.

                                    EXPERTS

                 The consolidated financial statements and schedules included and incorporated by reference in Enron's Annual Report on Form 10-K for the year ended December 31, 1992, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto. The consolidated financial statements and schedules referred to above and such reports have been incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                 The letter reports of DeGolyer and MacNaughton, independent petroleum consultants, included as an exhibit to (i) Enron's Annual Report on Form 10-K for the year ended December 31, 1992, and (ii) Enron's Current Report on Form 8-K dated February 4, 1994, and the estimates from the reports of that firm appearing in such Annual Report and Current Report, are incorporated by reference herein on the authority of said firm as experts in petroleum engineering and in giving such reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                 The expenses in connection with the issuance and distribution of the securities being registered are:

                 Filing Fee for Registration Statement  . . . . . . . . . . . . . .     $10,875
                 Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . .       5,000*
                 Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . .      15,000*
                 Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . . . .       8,000*
                 Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . .       1,125*
                                                                                        -------
                          Total . . . . . . . . . . . . . . . . . . . . . . . . . .     $40,000*
                                                                                        -------

_____________
* Estimated

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                 Section 145 of Chapter 1 of Title 8 of the Delaware Code provides that every corporation created under the provisions thereof shall have the power to indemnify its directors, officers, employees and agents against certain liabilities.

                 The Restated Certificate of Incorporation, as amended, of Enron contains the following provisions relating to indemnification of directors and officers:

                          "1.  A director of the Corporation shall not be
                 personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
                 (iv) for any transaction from which the director derived an improper personal benefit.

                          2. (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                          (B) If a claim under paragraph 2(A) of this Article
                 XVI is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action ( other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation ) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders ) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                          (C) The right to indemnification and the payment of
                 expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                          (D) The Corporation may maintain insurance, at its
                 expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

                 Enron has purchased liability insurance policies covering its directors and officers to provide protection where Enron cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 16. EXHIBITS.

                 *4(a)    --      Restated Certificate of Incorporation of Enron, as amended (Exhibit 4(d) to Registration Statement
                                  No. 33-50641, filed October 15, 1993).

                 *4(b)    --      Bylaws of Enron (Exhibit 3.02 to Enron Form 10-K Annual Report for 1990, File No. 1-3423).

                  5(a)    --      Opinion of James V. Derrick, Jr., Esq., Senior Vice President and General Counsel of Enron.

                 23(a)    --      Consent of Arthur Andersen & Co.

                 23(b)    --      Consent of DeGolyer and MacNaughton.

                 23(c)    --      The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as Exhibit 5(a)
                                  hereto.

                 24       --      Powers of Attorney.

____________
* Incorporated by reference as indicated.

ITEM 17.  UNDERTAKINGS.

                 The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required in Section 10(a) (3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Enron Corp. pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                 (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Enron Corp.'s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 3rd day of February, 1994.


                                        ENRON CORP.


                                        By:     JACK I. TOMPKINS
                                           ------------------------------------
                                                Jack I. Tompkins
                                                Senior Vice President and
                                                Chief Information,
                                                Administrative and Accounting
                                                Officer


                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 3RD DAY OF FEBRUARY, 1994.


        KENNETH L. LAY                  Chairman of the Board, Chief
____________________________________      Executive Officer and Director
        (Kenneth L. Lay)                  (Principal Executive Officer)

        JACK I. TOMPKINS                 Senior Vice President and Chief
____________________________________       Information, Administrative and
        (Jack I. Tompkins)                 Accounting Officer (Principal
                                           Accounting Officer)


        KURT S. HUNEKE                   Vice President, Finance and Treasurer
____________________________________       (Principal Financial Officer)
        (Kurt S. Huneke)


        WILLIAM A. ANDERS*               Director
____________________________________
        (William A. Anders)


        ROBERT A. BELFER*                Director
____________________________________
        (Robert A. Belfer)


        NORMAN P. BLAKE, JR.             Director
____________________________________
        (Norman P. Blake, Jr.)


        JOHN H. DUNCAN*                  Director
____________________________________
        (John H. Duncan)

        JOE H. FOY*                     Director
________________________________
        (Joe H. Foy)


        WENDY L. GRAMM*                 Director
________________________________
        (Wendy L. Gramm)


        ROBERT K. JAEDICKE*             Director
________________________________
        (Robert K. Jaedicke)


        RICHARD D. KINDER*              Director and President and
________________________________          Chief Operating Officer
        (Richard D. Kinder)



        CHARLES A. LEMAISTRE*           Director
__________________________________
        (Charles A. Lemaistre)


        JOHN A. URQUHART*               Director
__________________________________
        (John A. Urquhart)


        CHARLES E. WALKER*              Director
__________________________________
        (Charles E. Walker)


        HERBERT S. WINOKUR, JR.*        Director
__________________________________
        (Herbert S. Winokur, Jr.)

*By:    PEGGY B. MENCHACA
__________________________________
        (Peggy B. Menchaca)
        (Attorney-in-fact for
          persons indicated)





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